Exhibit 1.1

Shire Acquisitions Investments Ireland DAC

$3,300,000,000 1.900% Senior Notes due 2019

$3,300,000,000 2.400% Senior Notes due 2021

$2,500,000,000 2.875% Senior Notes due 2023

$3,000,000,000 3.200% Senior Notes due 2026

Underwriting Agreement

September 19, 2016

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC,
as Representatives of the several
Underwriters named in Schedule II hereto,
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Shire Acquisitions Investments Ireland DAC, a designated activity company organized under the laws of Ireland (the “Issuer”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Base Indenture”) dated as of September 23, 2016, among the Issuer, Shire plc, a company incorporated in Jersey (the “Company”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by a supplemental indenture (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) dated as of September 23, 2016, among the Issuer, the Company and the Trustee. The Securities will be fully and unconditionally guaranteed (the “Guarantee”) by the Company. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 23 hereof.

1. Representations and Warranties. The Company and the Issuer, jointly and severally, represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

(a) The Issuer meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Issuer may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Issuer will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company or the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or, to the knowledge of the Issuer, threatened by the Commission. The Commission has not notified the Issuer of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the Trust Indenture Act and the respective rules and regulations thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company or the Issuer by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c) Each of (i) the Disclosure Package and (ii) the electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company or the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) The reports incorporated by reference in each of the Registration Statement, the Disclosure Package and the Final Prospectus (including any such documents filed after the date hereof and incorporated by reference therein), when such reports were filed with the Commission, conformed or will conform in all material respects to the requirements of the Exchange Act, and none of such reports contained or will contain any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or the Issuer or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Issuer agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f) (i) At the earliest time after the filing of the Registration Statement that the Company or the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer.

(g) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, including any report incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company or the Issuer by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Act and the rules and regulations thereunder on the date of first use, and each of the Issuer and the Company has complied with all prospectus delivery and any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Act and rules and regulations thereunder. Neither the Company nor the Issuer has made any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives, except as set forth on Schedule III hereto. Each of the Company and the Issuer has retained in accordance with the Act and the rules and regulations thereunder all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Act and the rules and regulations thereunder.

(h) Each of the Company, its Significant Subsidiaries and the Issuer has been duly incorporated, is validly existing as a company, corporation or other legal entity in good standing (to the extent that such concept is applicable in its jurisdiction of incorporation) under the laws of the jurisdiction in which it is chartered or organized and possesses full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified or be in good standing (where such concept exists) could not have or reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, properties or business of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The Company has furnished to the Representatives (or publicly filed) complete and correct copies of the memorandum and articles of association of the Company and all amendments thereto, and no change thereto is contemplated or has been authorized or approved by the Company or its stockholders.

(i) All the outstanding shares of capital stock of the Issuer and each Significant Subsidiary have been duly and validly authorized and issued and are (in jurisdictions where such concepts are recognized) fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the Disclosure Package and

the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), all outstanding shares of capital stock of the Issuer and each Significant Subsidiary are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(j) The statements in the Registration Statement, the Disclosure Package and the Final Prospectus under the headings “Description of Debt Securities and Guarantee” and “Description of the Notes and Guarantee,” insofar as they purport to constitute a summary of the terms of the Securities, the Guarantee and the Indenture, and the statements in the Registration Statement, the Disclosure Package and the Final Prospectus under the headings “Tax Considerations—Material U.S. Federal Income Tax Consequences,” “Tax Considerations—Jersey Tax Considerations,” “Tax Considerations—Ireland Tax Considerations” and “Jersey Regulatory Matters,” insofar as they purport to constitute summaries of tax law or other laws and regulations or legal conclusions with respect thereto, and subject to the qualifications, limitations and assumptions set forth therein, fairly and accurately summarize the matters therein described in all material respects.

(k) Each of the Company and the Issuer has all requisite corporate power to execute, deliver and perform their respective obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Issuer.

(l) Neither the Company nor the Issuer is or, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Final Prospectus, will be an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(m) No consent, approval, authorization, registration, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, including the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the Disclosure Package and the Final Prospectus, except such as have been obtained under the Act and the Trust Indenture Act and such as may be required under applicable state and foreign securities laws in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Disclosure Package and the Final Prospectus, each of which has been obtained and is in full force and effect.

(n) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or by-laws or similar organizational documents of the Company or any Significant Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the cases of clauses (ii) and (iii) above, any such conflict, breach, violation or imposition that would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(o) No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities.

(p) The Indenture has been duly and validly authorized by the Issuer and the Company and duly qualified under the Trust Indenture Act and, at the Closing Date, will have been duly executed and delivered and will constitute a legal, valid and binding instrument enforceable against the Issuer and the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law); the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and entitled to the benefits of the Indenture; and the Guarantee has been duly authorized by the Company, and, when the Securities have been executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, the Guarantee will constitute the legal and valid obligation of the Company enforceable in accordance with it terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law) and entitled to the benefits of the Indenture.

(q) The consolidated historical financial statements and schedules of each of (i) the Company and its subsidiaries, (ii) Baxalta Incorporated (“Baxalta”) and its subsidiaries and (iii) Dyax Corp. (“Dyax”) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly, in all material respects, the financial condition, results of operations and cash flows of (A)

the Company and its subsidiaries, in the case of the financial statements of the Company, (B) Baxalta and its subsidiaries, in the case of the financial statements of Baxalta, and (C) Dyax, in the case of the financial statements of Dyax, as of the dates and for the periods indicated, comply in all material respects with the applicable accounting requirements of the Act and the Exchange Act and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The pro forma financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and comply as to form in all material respects with the applicable requirements of Regulation S-X under the Act, the assumptions used in the preparation thereof are reasonable and are as set forth in each of the Registration Statement, the Disclosure Package and the Final Prospectus, the related pro forma adjustments give appropriate effect to those assumptions and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements.

(r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company and the Issuer, threatened that, singly or in the aggregate, (i) has had or would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) has had or would reasonably be expected to have a Material Adverse Effect, except for each of (i) and (ii) as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(s) Neither the Company nor any of its Significant Subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject or (iii) any statute (including but not limited to, any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith), law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Significant Subsidiary or any of its properties, as applicable, except, in the cases of clauses (ii) and (iii) above, such violations and defaults that would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(t) Deloitte LLP (“Deloitte”), who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus and who have delivered the initial letter referred to in Section 6(h)(i) hereof, are independent public accountants with respect to the Company and its consolidated subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”).

(u) PricewaterhouseCoopers LLP (“PwC”), who have delivered their report with respect to the audited consolidated financial statements of Baxalta included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus and who have delivered the initial letter referred to in Section 6(h)(ii) hereof, are an independent registered public accounting firm with respect to Baxalta and its consolidated subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the PCAOB.

(v) PwC, who have delivered their report with respect to the audited financial statements of Dyax included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus and who have delivered the initial letter referred to in Section 6(h)(iii) hereof, are an independent registered public accounting firm with respect to Dyax within the meaning of the Act and the applicable published rules and regulations thereunder and the rules and regulations of the PCAOB.

(w) (i) The Company and its subsidiaries have filed all tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have or reasonably be expected to have a Material Adverse Effect), except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto) and have paid all U.S. federal, state, local, non-U.S. and other taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable (except for any such payment, assessment, fine or penalty that is currently being contested in good faith or as would not have or reasonably be expected to have a Material Adverse Effect), except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto) and (ii) there is no tax deficiency that has been assessed against the Company or any of its subsidiaries or any of their respective properties or assets, except such deficiencies that would not have or reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(x) No material labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or, to the Company and the Issuer’s knowledge, imminent, and the Company and the Issuer are not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that has had or could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(y) Except as set forth or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”) used by the Company or its subsidiaries in, and necessary for the conduct of, their respective businesses as described in the Registration Statement, the Disclosure Package and the Final Prospectus, except where the failure to so own or have the right to use such Intellectual Property would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect. Except as set forth or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), there are no legal or governmental actions, suits, proceedings or claims pending or, to the knowledge of the Company and the Issuer, threatened against the Company or any of its subsidiaries (i) challenging the Company’s or any of its subsidiaries’ rights in or to any Intellectual Property, (ii) challenging the validity or scope of any Intellectual Property owned by the Company or any of its subsidiaries or (iii) alleging that the operation of the Company’s or its subsidiaries’ respective businesses as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of a third party, in the case of clauses (i) – (iii), which would, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(z) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company or the Issuer, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto) or as would not impair in any material respect the Issuer’s (or the Company’s, in its capacity as the guarantor of the Securities) ability to pay principal of, premium, if any, or interest on the Securities.

(aa) Except as set forth or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), since the date of the latest audited financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package or the Final Prospectus, neither the Company nor any of its subsidiaries has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or court or governmental action, order or decree, (ii) issued or granted any securities other than in the ordinary course of business, including pursuant to equity compensation plans, or issuances to other subsidiaries of the Company, (iii) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any transaction not in the ordinary course of business and/or (v) declared or paid any dividend on its capital stock other than ordinary and customary dividends or dividends to other subsidiaries of the Company, and since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), earnings, properties or business of the Company and its subsidiaries, taken as a whole, in each of clauses (i) through (v) except as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

(bb) (i) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, except as would not have or reasonably be expected to have a Material Adverse Effect, and (ii) neither the Company nor any such subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, have or reasonably be expected to have a Material Adverse Effect, except, in the case of clauses (i) and (ii) above, as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(cc) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company maintains internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and is in compliance with the Commission’s published rules, regulations and guidelines applicable thereto. The Company is not aware of (A) any material weakness in its internal control over financial reporting or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company. There has been no change in the Company’s internal control over financial reporting or in other factors (including any corrective action) that has materially affected, or would reasonably be expected to materially affect, the Company’s internal control over financial reporting

(excluding, for purposes of this sentence only, the internal control over financial reporting of Baxalta).

(dd) (i) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established (excluding, for purposes of this clause (iii) only, the internal control over financial reporting of Baxalta).

(ee) The Company and its subsidiaries (on a consolidated basis) are, and immediately after giving effect to the transactions contemplated hereby on the Closing Date will be, Solvent. “Solvent” means, with respect to any person at any time of determination, that (a) the fair value of the property of such person is not less than its debts, (b) such person does not intend to, and does not believe that it will, incur debts beyond such person’s ability to pay as such debts mature, (c) such person is not engaged in a business and is not about to engage as of the date of determination in a business for which such person’s property would constitute an unreasonably small capital as of the date of determination and (d) such person is not insolvent under any Debtor Relief Laws. “Debtor Relief Laws” means the Bankruptcy Code of the United States of America, the Bankruptcy (Désastre) (Jersey) Law 1990 of Jersey, the Companies (Amendment) Act 1990 (as amended) of Ireland and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, examinership, insolvency, reorganization or similar debtor relief laws of the United States, Jersey, Ireland or other applicable jurisdictions from time to time in effect.

(ff) Neither the Company nor the Issuer has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Issuer to facilitate the sale or resale of the Securities.

(gg) Each of the Company and the Issuer has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the Act, the rules and regulations thereunder or the interpretations thereof by the Commission.

(hh) Neither the Company nor the Issuer has distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Final Prospectus, any Permitted Free Writing Prospectus and any Issuer Free Writing Prospectus set forth on Schedule III hereto.

(ii) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to pollution or the protection of the environment or otherwise relating to hazardous or toxic materials, substances or wastes, pollutants or contaminants (for the sake of clarity, none of the foregoing deemed to include substances or products manufactured, sourced, sold or distributed by the Company or its subsidiaries) (“Environmental Laws”), (ii) have received, and are in compliance, with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) have not received written notice of liability under, or any actual or alleged violation of, any Environmental Law and (iv) have no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval issued thereunder, any related constraints on operating activities and any potential liabilities to third parties) except, in each of clauses (i) through (iv) above, as would not, singly or in the aggregate, have or reasonably be expected to have a Material Adverse Effect and except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries has taken any action, directly or indirectly, that violated or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar applicable law of any other relevant jurisdiction; and the Company and its subsidiaries have instituted and maintain policies and procedures reasonably designed to promote compliance with applicable anti-corruption laws.

(kk) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar applicable rules or regulations issued, administered or enforced by any governmental agency of a jurisdiction where the Company and/or any of its subsidiaries conduct business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company and the Issuer, threatened.

(ll) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries (i) is currently the subject or target of any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union or the United Kingdom (including sanctions administered by Her Majesty’s Treasury) (collectively, “Sanctions”) or (ii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds for the purpose of (A) funding any activities of or business with any person that, at the time of such funding, is the subject or target of any Sanctions, or (B) funding any activities of or business in a country or territory that is the subject or target of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”)). This representation and warranty applies in relation to Deutsche Bank Securities Inc. only if and to the extent that it does not result in a violation of the Council Regulation (EC) No. 2271/96 of 22 November 1996, section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung - AWV) or any other applicable anti-boycott or similar laws or regulations; provided, however, that none of the Company and its subsidiaries shall have any obligation to make such determination. For the avoidance of doubt, the immediately preceding sentence shall not limit in any way the representations and warranties made by the Company and the Issuer to any Underwriter other than Deutsche Bank Securities Inc.

(mm) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a Sanctioned Country. This representation and warranty applies in relation to Deutsche Bank Securities Inc. only if and to the extent that it does not result in a violation of the Council Regulation (EC) No. 2271/96 of 22 November 1996, section 7 of the German Foreign Trade Ordinance (Außenwirtschaftsverordnung - AWV) or any other applicable anti-boycott or similar laws or regulations; provided, however, that none of the Company and its subsidiaries shall have any obligation to make such determination. For the avoidance of doubt, the immediately preceding sentence shall not limit in any way the representations and warranties made by the Company and the Issuer to any Underwriter other than Deutsche Bank Securities Inc.

(nn) The subsidiaries listed on Annex A attached hereto are the only Significant Subsidiaries of the Company.

(oo) Except as described in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), no stamp, issuance, transfer or other similar taxes or duties, including any interest and penalties, are payable by or on behalf of any Underwriter in the United States, Ireland or Jersey or any political subdivision or taxing authority thereof or therein on (i) the creation, issue or delivery by the Issuer of the Securities, (ii) the creation, issue of delivery by the Company of the Guarantee, (iii) the purchase by the Underwriters of the Securities in the manner contemplated by this Agreement or (iv) the execution and delivery of this Agreement and the other transaction documents and the consummation of the transactions contemplated hereby and thereby.

(pp) All payments to be made by the Company or the Issuer under this Agreement and, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), all payments on or under the Securities or the Guarantee may, under the current laws and regulations of Ireland or Jersey or any political subdivision or any authority or agency therein or thereof having power to tax, or of any other jurisdiction in which the Issuer or the Company, as the case may be, is a resident for tax purposes (each, a “Relevant Tax Jurisdiction”), be paid in U.S. dollars that may be converted into another currency and freely transferred out of the Relevant Tax Jurisdiction and all such interest on the Securities will not be subject to withholding or other taxes under the current laws and regulations of the Relevant Tax Jurisdiction and are otherwise payable free and clear of any other tax, withholding or deduction in the Relevant Tax Jurisdiction and without the necessity of obtaining any governmental authorization in the Relevant Tax Jurisdiction.

(qq) Neither the Company nor the Issuer nor any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Ireland or Jersey. Each of the Company and the Issuer has the power to submit and, pursuant to Section 19 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(rr) There are no franchises, contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

Any certificate signed by any officer of the Company or the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company or the Issuer, jointly and severally, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to an account specified by the

Issuer, with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company or the Issuer. Delivery of one or more global notes representing the Securities (collectively, the “Global Notes”) shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. The Global Notes will be made available for inspection by the Representatives not later than 1:00 p.m., New York City time, on the Business Day prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements of the Issuer and the Company. The Issuer and the Company agree, jointly and severally, with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company and the Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives, such approval not to be unreasonably withheld, with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company or the Issuer will promptly advise the Representatives (i) when the Final Prospectus, any amendment to the Final Prospectus or any Issuer Free Writing Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement or amendment to the Final Prospectus or any Issuer Free Writing Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or of any notice objecting to such document’s use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company or the Issuer of any notification with respect to the suspension of the qualification of the Securities for offer and sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each of the Company and the Issuer will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement, any Preliminary Prospectus or the Final Prospectus and, upon such issuance, occurrence or notice of objection, uses its reasonable best efforts to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary and reasonable to do so, by filing an amendment to the Registration Statement or such prospectus or a new registration statement or prospectus and using its reasonable best efforts to have such amendment, new registration statement or new prospectus declared effective as soon as practicable.

(b) The Company and the Issuer will prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package to comply with applicable law, the Company and the Issuer will promptly (i) notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented, (ii) amend or supplement the Disclosure Package to correct such statement or omission and (iii) file with the Commission (to the extent required) and supply any amendment or supplement to you in such quantities as you may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made at such time, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company and the Issuer will promptly (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158; provided, however, that such requirement shall be deemed to be met by the Company’s compliance with its timely reporting requirements pursuant to the Exchange Act.

(f) Upon reasonable request, the Company will furnish to each Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g) The Company and the Issuer will arrange, if necessary, for the qualification of the Securities for sale by the Underwriters under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Company and its subsidiaries be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or subject itself to taxation in any jurisdiction where it is not now subject to taxation. The Company and the Issuer will promptly advise the Representatives of the receipt by the Company or the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(h) Each of the Company and the Issuer agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company and the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company and the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereof; provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and the electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and the Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) During the period from and after the date hereof through and including the Closing Date, the Company and the Issuer will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or the Issuer or any affiliate of the Company or the Issuer or any person in privity with the Company or the Issuer or any affiliate of the Company or the Issuer), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any debt securities issued by the Issuer or guaranteed by the Company (other than the Securities) or publicly announce an intention to effect any such transaction.

(j) The Company and the Issuer will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company or the Issuer to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them, (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities, (iii) the issuance and delivery of the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities, (iv) the registration of the Securities under the Exchange Act, if required, and the listing of the Securities on the New York Stock Exchange, (v) any registration or qualification of the Securities for offer and sale under applicable state and foreign securities laws (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification), (vi) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees (up to a maximum of $10,000) and expenses of counsel for the Underwriters relating to such filings), (vii) the approval of the Securities by DTC for “book-entry” transfer (including fees and expenses of counsel for the Underwriters), (viii) the rating of the Securities, (ix) the obligations of the Trustee, any agent of the Trustee and the counsel for the Trustee in connection with the Indenture, the Securities and the Guarantee, (x) the transportation and other expenses incurred by or on behalf of Company representatives (but not including the Underwriters) in connection with presentations to prospective purchasers of the Securities, (xi) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and (xii) all other costs and expenses of the Company incident to the performance by the Company of its obligations hereunder.

(l) The Company and the Issuer will cooperate with the Representatives and use their commercially reasonable efforts to permit the Securities to be eligible for clearance and settlement through DTC and will comply with all agreements set forth in the representation letter of the Issuer to DTC relating to the approval of the Securities by DTC for “book-entry” transfer.

(m) The Company and the Issuer will, for a period of twelve months following the Execution Time, furnish to the Representatives (i) all reports or other communications (financial or other) generally made available to their respective shareholders, and deliver such reports and communications to the Representatives as soon as they are available, unless such documents are furnished to or filed with the Commission, the U.K. Financial Conduct Authority or any securities exchange on which any class of securities of the Company or the Issuer is listed and generally made available to the public, and (ii) until distribution of the Securities is complete, such additional information concerning the business and financial condition of the Company and the Issuer as the Representatives may from time to time reasonably request.

(n) The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Disclosure Package and the Final Prospectus under the heading “Use of Proceeds.”

(o) Each of the Company and the Issuer, jointly and severally, agrees to indemnify and hold harmless each Underwriter against any documentary, stamp or similar issuance tax, including any interest and penalties imposed thereon, on the creation, issuance and sale to the Underwriters of the Securities pursuant to this Agreement and on the execution and delivery of this Agreement. All payments to be made to each Underwriter hereunder shall be made without any withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed by or on behalf of Relevant Tax Jurisdiction unless the Company or the Issuer is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company or the Issuer, as the case may be, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; provided, however, that no additional amounts shall be payable to the Underwriter with respect to taxes that arise by reason of any connection between the Underwriter and the jurisdiction of the taxing authority imposing such deduction or withholding other than a connection arising solely as a result of the transactions contemplated by this Agreement.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company and the Issuer contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company and the Issuer made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Issuer of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereof, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and any request of the Commission for inclusion of additional information in the Registration Statement or the Final Prospectus or otherwise shall have been complied with.

(b) The Company shall have requested and caused Davis Polk & Wardwell LLP, counsel for the Company and the Issuer, to have furnished to the Representatives their opinion and 10b-5 statement, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(c) The Company and the Issuer shall have requested and caused Mourant Ozannes, Jersey counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(d) The Company and the Issuer shall have requested and caused Arthur Cox, Irish counsel for the Issuer, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(e) The Company and the Issuer shall have requested and caused Slaughter and May, English counsel for the Company, to furnish to the Representatives its opinion, dated the Closing Date and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives.

(f) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, its opinion and 10b-5 statement, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require. The Company and the Issuer shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(g) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer of the Company, the Chief Financial Officer of the Company or the General Counsel of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as the electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company and the Issuer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each of the Company and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s and the Issuer’s knowledge, threatened, and the Commission has not notified the Company or the Issuer of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), earnings, properties or business of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(h) On the date of this Agreement and on the Closing Date, the Representatives shall have received:

(i) From Deloitte, independent registered public accountants for the Company, letters dated the respective dates of delivery thereof and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the audited, unaudited and pro forma financial statements and certain financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and other customary matters;

(ii) From PwC, independent registered public accountants for Baxalta, letters dated the respective dates of delivery thereof and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the audited and unaudited financial statements and certain financial information of Baxalta and their respective consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and other customary matters; and

(iii) From PwC, independent registered public accountants for Dyax, letters dated the respective dates of delivery thereof and addressed to the Representatives, on behalf of the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the audited financial statements and certain financial information of Dyax and their respective consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, and other customary matters.

(i) The Company, the Issuer and the Trustee shall have executed and delivered the Indenture, and the Underwriters shall have received an original copy thereof, duly executed by the Company, the Issuer and the Trustee.

(j) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, properties or business of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(k) Subsequent to the execution and delivery of this Agreement there shall have not occurred any of the following: (i) trading in the Company’s common stock shall have been suspended by the Commission or the London Stock Exchange, trading in the Company’s American Depositary Shares shall have been suspended by the Nasdaq Global Select Market or trading in securities generally on any securities exchange that has registered with the Commission under Section 6 of the Exchange Act (including the New York Stock Exchange, the London Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market and the Nasdaq Capital Market) shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities or any other calamity or crisis either within or outside the United States after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (in each case, exclusive of any amendment or supplement thereto).

(l) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by either of Moody’s Investors Service, Inc. or S&P Global Ratings, a division of The McGraw-Hill Companies, Inc., or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(m) Prior to the Closing Date, the Company and the Issuer shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(n) The Securities shall be eligible for clearance and settlement through DTC.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or the Issuer to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer and the Company will reimburse the Underwriters through the Representatives on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred and documented by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) Each of the Issuer and the Company, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and affiliates of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement or in any amendment thereof or (ii) (A) the Base Prospectus, (B) any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, (C) the Final Prospectus, (D) any Issuer Free Writing Prospectus, (E) the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereof, (F) any materials or information provided to investors by, or with the approval of, the Company or the Issuer in connection with the marketing of the offering of the Securities, including the electronic road show or (G) any document prepared or executed by the Company or the Issuer (or based upon any written information furnished by the Company or the Issuer for use therein) specifically for the purpose of qualifying any or all of the Securities under the securities laws of any state or other jurisdiction, or in any amendment or supplement to any of the items identified in clause (ii), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer and the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer and the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in this Section 8. This indemnity agreement will be in addition to any liability which the Company or the Issuer may otherwise have to any Underwriter or to any director, officer, employee, affiliate, agent or controlling person of that Underwriter.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuer and the Company, each of their respective directors, each of their officers who signs the Registration Statement, and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements regarding delivery of the Securities by the Underwriters set forth on the cover page of, and the concession and reallowance figures, the paragraph relating to stabilization by the Underwriters and the list of Underwriters and their respective participation in the sale of the Securities appearing under the caption “Underwriting; Conflicts of Interest” in, any Preliminary Prospectus and the Final Prospectus are the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Registration Statement, the Final Prospectus, any Issuer Free Writing Prospectus or any materials or information provided to investors in connection with the electronic road show used in connection with the offering of the Securities.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to control the defense of any such action and to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuer, the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.

Benefits received by the Issuer and the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer and the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, the Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and affiliate of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuer or the Company within the meaning of either the Act or the Exchange Act, each officer of the Company or the Issuer who shall have signed the Registration Statement and each director of the Issuer or the Company shall have the same rights to contribution as the Issuer and the Company, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this Section 8 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule II hereto.

9. Default by an Underwriter. (a) If, on the Closing Date, any Underwriter defaults in its obligations to purchase the Securities that it has agreed to purchase under this Agreement, the remaining non-defaulting Underwriters may in their discretion arrange for the purchase of such Securities by the non-defaulting Underwriters or other persons satisfactory to the Company and the Issuer on the terms contained in this Agreement. If, within two Business Days after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Securities, then the Company and the Issuer shall be entitled to a further period of two Business Days within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Securities on such terms. In the event that within the respective prescribed periods, the non-defaulting Underwriters notify the Company and the Issuer that they have so arranged for the purchase of such Securities, or the Company and the Issuer notify the non-defaulting Underwriters that they have so arranged for the purchase of such Securities, either the non-defaulting Underwriters or the Company and the Issuer may postpone the Closing Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Company and the Issuer or counsel for the Underwriters may be necessary in the Registration Statement, the Final Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, the Final Prospectus or any such other document or arrangement that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule II hereto that, pursuant to this Section 9, purchases Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company and the Issuer as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities, then the Company and the Issuer shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Securities that such Underwriter agreed to purchase hereunder plus such Underwriter's pro rata share (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; provided that the non-defaulting Underwriters shall not be obligated to purchase more than 110% of the aggregate principal of Securities that it agreed to purchase on the Closing Date pursuant to the terms of Section 2 hereof.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities, or if the Company and the Issuer shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Issuer, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5(k) hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Issuer or any non-defaulting Underwriter for damages caused by its default.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment any of the events described in Section 6(k) hereof has occurred.

11. Research Analyst Independence. The Company and the Issuer acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or public research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Issuer and the Company hereby waive and release, to the fullest extent permitted by law, any claims that the Issuer or the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Issuer or the Company by such Underwriters’ investment banking divisions. The Issuer and the Company acknowledge that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or the Company or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Issuer or the Company or any of the officers, directors, employees, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement; provided that the provisions of Section 7 shall not survive a termination pursuant to Section 9.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (1) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: (646) 834-8133) and confirmed to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, to (2) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 50 Rockefeller Plaza, New York, New York 10020, Attention: High Grade Transaction Management/Legal (Fax: (646) 855-5958) and to (3) Morgan Stanley & Co. LLC, 1585 Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division (Fax: (212) 507-8999); if sent to the Issuer, will be mailed, delivered or telefaxed to Shire Acquisitions Investments Ireland DAC, 5 Riverwalk, Citywest Business Campus, Dublin, Ireland and confirmed to it at wrmordan@shire.com, attention of William R. Mordan, General Counsel or, if sent to the Company, will be mailed, delivered or telefaxed to Shire plc, 5 Riverwalk, Citywest Business Campus, Dublin, Ireland and confirmed to it at wrmordan@shire.com, attention of William R. Mordan, General Counsel, in each case with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 and confirmed to it at john.meade@davispolk.com, attention of John B. Meade.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees,

agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15. No fiduciary duty. Each of the Issuer and the Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Company, on the one hand, and the Underwriters and any affiliates through which they may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent, advisor or fiduciary of the Issuer or the Company, (c) the Issuer’s and the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and the Company and (e) the Underwriters have not provided any legal, accounting, financial, regulatory or tax advice with respect to the offering of the Securities and the Issuer and the Company has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent they deem appropriate. Furthermore, each of the Issuer and the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company or the Issuer on related or other matters). Each of the Issuer and the Company agrees that it will not claim that the Underwriters owe an agency, advisory, fiduciary or similar duty to the Issuer or the Company, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Issuer, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18. Waiver of Jury Trial. Each of the Company and the Issuer hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19. Jurisdiction. Each of the Issuer and the Company agrees that any suit, action or proceeding against the Issuer or the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or United States federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Each of the Issuer and the Company hereby appoints Shire Pharmaceuticals LLC as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or United States federal court in The City of New York and County of New York, by any Underwriter, the

directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each of the Issuer and the Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each of the Issuer and the Company agrees to take any and all action, including the filing of any and all documents, that may reasonably be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Issuer or the Company, provided notice is also given to Shire plc as provided in Section 13 hereof. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Ireland or Jersey.

20. Waiver of Immunity. To the extent that the Issuer or the Company has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Issuer and the Company hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

21. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

23. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereof, if any, and (v) any other Free Writing

Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective by the Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean each “free writing prospectus,” as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean each “issuer free writing prospectus,” as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456” and “Rule 457” refer to such rules under the Act.

“Significant Subsidiaries” shall mean those subsidiaries set forth in Annex A hereto, which shall include Baxalta, Dyax and:

a)	the subsidiaries of the Company which meet any of the following conditions:

(1)	the Company’s and its other subsidiaries’ proportionate share of the total assets (excluding intercompany accounts) of the subsidiary exceeds 20 percent of the total assets of the Company and its subsidiaries as set forth in the Company’s audited consolidated balance sheet as of December 31, 2015; or

(2)	the Company’s and its other subsidiaries’ equity in the income from continuing operations before income taxes of the subsidiary exceeds 20 percent of the income from continuing operations before income taxes of the Company and its subsidiaries as set forth in the Company’s audited consolidated statements of income as of December 31, 2015; and

b)	the subsidiaries of Baxalta which meet any of the following conditions:

(1)	Baxalta’s and its other subsidiaries’ proportionate share of the total assets (excluding intercompany accounts) of the subsidiary exceeds 20 percent of the total assets of the Baxalta and its subsidiaries as set forth in Baxalta’s audited consolidated balance sheet as of December 31, 2015; or

(2)	Baxalta’s and its other subsidiaries’ equity in the income from continuing operations before income taxes of the subsidiary exceeds 20 percent of the income from continuing operations before income taxes of Baxalta and its subsidiaries as set forth in Baxalta’s audited consolidated statements of income as of December 31, 2015.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Issuer and the several Underwriters.

Very truly yours,

Shire Acquisitions Investments Ireland DAC

By:	/s/ Michael Garry
Name: Michael Garry
Title: Director

Shire plc

By:	/s/ Jeff Poulton
Name: Jeff Poulton
Title: Chief Financial Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Morgan Stanley & Co. LLC

By:	Barclays Capital Inc.

By:	/s/ Pamela Kendall
Name: Pamela Kendall
Title: Director

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Brendan Hanley
Name: Brendan Hanley
Title: Managing Director

By: Morgan Stanley & Co. LLC

By:	/s/ Yurij Slyz
Name: Yurij Slyz
Title: Executive Director

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

SCHEDULE I

Underwriting Agreement dated September 19, 2016

Registration Statement No. 333-213502

Representatives: Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. LLC

Title, Purchase Price and Description of Securities:

Title:	1.900% Senior Notes due September 23, 2019
Principal Amount:	$3,300,000,000
Purchase price (include accrued interest or amortization, if any):	99.669% of the Principal Amount
Sinking fund provisions:	None
Redemption provisions:	Optional redemption and tax redemption as set forth in the Final Prospectus

Title:	2.400% Senior Notes due September 23, 2021
Principal Amount:	$3,300,000,000
Purchase price (include accrued interest or amortization, if any):	99.542% of the Principal Amount
Sinking fund provisions:	None
Redemption provisions:	Optional redemption and tax redemption as set forth in the Final Prospectus

Title:	2.875% Senior Notes due September 23, 2023
Principal Amount:	$2,500,000,000
Purchase price (include accrued interest or amortization, if any):	99.587% of the Principal Amount
Sinking fund provisions:	None
Redemption provisions:	Optional redemption and tax redemption as set forth in the Final Prospectus

Title:	3.200% Senior Notes due September 23, 2026
Principal Amount:	$3,000,000,000
Purchase price (include accrued interest or amortization, if any):	99.431% of the Principal Amount
Sinking fund provisions:	None
Redemption provisions:	Optional redemption and tax redemption as set forth in the Final Prospectus

Closing Date, Time and Location: September 23, 2016 at 10:00 a.m., New York City time, at Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019

Type of Offering: Non-delayed

Date referred to in Section 5(i) after which the Issuer or the Company may offer or sell debt securities issued or guaranteed by the Company without the consent of the Representatives: September 23, 2016

Modification of items to be covered by the letters from
Deloitte and PwC delivered pursuant to
Section 6(h) at the Execution Time: None

 2

SCHEDULE II

Underwriters	Principal Amount of 1.900% Senior Notes Due 2019 to be Purchased	Principal Amount of 2.400% Senior Notes Due 2021 to be Purchased	Principal Amount of 2.875% Senior Notes Due 2023 to be Purchased	Principal Amount of 3.200% Senior Notes Due 2026 to be Purchased
Barclays Capital Inc.	$363,000,000	$363,000,000	$275,000,000	$330,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$363,000,000	$363,000,000	$275,000,000	$330,000,000
Morgan Stanley & Co. LLC	$237,600,000	$237,600,000	$180,000,000	$216,000,000
Lloyds Securities Inc.	$237,600,000	$237,600,000	$180,000,000	$216,000,000
RBS Securities Inc.	$237,600,000	$237,600,000	$180,000,000	$216,000,000
Santander Investment Securities Inc.	$237,600,000	$237,600,000	$180,000,000	$216,000,000
SMBC Nikko Securities America, Inc.	$237,600,000	$237,600,000	$180,000,000	$216,000,000
Deutsche Bank Securities Inc.	$188,100,000	$188,100,000	$142,500,000	$171,000,000
Mizuho Securities USA Inc.	$155,100,000	$155,100,000	$117,500,000	$141,000,000
MUFG Securities Americas Inc.	$155,100,000	$155,100,000	$117,500,000	$141,000,000
Bank of China Limited London Branch	$122,100,000	$122,100,000	$92,500,000	$111,000,000
Commerz Markets LLC	$122,100,000	$122,100,000	$92,500,000	$111,000,000
Credit Suisse Securities (USA) LLC	$122,100,000	$122,100,000	$92,500,000	$111,000,000
DNB Markets, Inc.	$122,100,000	$122,100,000	$92,500,000	$111,000,000
RBC Capital Markets, LLC	$122,100,000	$122,100,000	$92,500,000	$111,000,000
Citigroup Global Markets Inc.	$79,200,000	$79,200,000	$60,000,000	$72,000,000
Goldman, Sachs & Co.	$33,000,000	$33,000,000	$25,000,000	$30,000,000
HSBC Securities (USA) Inc.	$33,000,000	$33,000,000	$25,000,000	$30,000,000
J.P. Morgan Securities LLC	$33,000,000	$33,000,000	$25,000,000	$30,000,000
Mediobanca – Banca di Credito Finanziario S.p.A.	$33,000,000	$33,000,000	$25,000,000	$30,000,000
Scotia Capital (USA) Inc.	$33,000,000	$33,000,000	$25,000,000	$30,000,000
Wells Fargo Securities, LLC	$33,000,000	$33,000,000	$25,000,000	$30,000,000
Total	$3,300,000,000	$3,300,000,000	$2,500,000,000	$3,000,000,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

SCHEDULE IV

Pricing Term Sheet
September 19, 2016

Shire Acquisitions Investments Ireland DAC

$3,300,000,000 1.900% Senior Notes due 2019
$3,300,000,000 2.400% Senior Notes due 2021
$2,500,000,000 2.875% Senior Notes due 2023
$3,000,000,000 3.200% Senior Notes due 2026

Fully and Unconditionally Guaranteed by Shire plc

(the “Notes Offering”)

This pricing term sheet relates only to the Notes Offering and should be read together with the preliminary prospectus supplement dated September 8, 2016 relating to the Notes Offering (the “Notes Preliminary Prospectus Supplement”), the accompanying prospectus dated September 2, 2016 and the documents incorporated and deemed to be incorporated by reference therein. Certain capitalized terms used in this pricing term sheet that are not defined herein have the respective meanings given to such terms in the Notes Preliminary Prospectus Supplement.

Issuer:	Shire Acquisitions Investments Ireland DAC, an Irish designated activity company

Guarantee:	Shire plc, a Jersey public limited company

Ratings*:	Moody’s: Baa3 / S&P: BBB-

Aggregate Principal Amount Offered:	$3,300,000,000 aggregate principal amount of 1.900% senior notes due 2019 (the “2019 notes”)

$3,300,000,000 aggregate principal amount of 2.400% senior notes due 2021 (the “2021 notes”)

$2,500,000,000 aggregate principal amount of 2.875% senior notes due 2023 (the “2023 notes”)

$3,000,000,000 aggregate principal amount of 3.200% senior notes due 2026 (the “2026 notes”)

Ranking:	Senior unsecured

Maturity Date:	2019 notes:	23rd September, 2019
	2021 notes:	23rd September, 2021
	2023 notes:	23rd September, 2023
	2026 notes:	23rd September, 2026

Coupon:	2019 notes:	1.900%
	2021 notes:	2.400%
	2023 notes:	2.875%
	2026 notes:	3.200%

Price to Public:	2019 notes:	99.919% of principal amount
	2021 notes:	99.892% of principal amount
	2023 notes:	99.987% of principal amount
	2026 notes:	99.881% of principal amount

Yield to Maturity:	2019 notes:	1.928%
	2021 notes:	2.423%
	2023 notes:	2.877%
	2026 notes:	3.214%

Benchmark Treasury:	2019 notes:	0.875% due 15th September, 2019
	2021 notes:	1.125% due 31st August, 2021
	2023 notes:	1.375% due 31st August, 2023
	2026 notes:	1.500% due 15th August, 2026

Benchmark Treasury Price and Yield	2019 notes:	99-27 / 0.928%
	2021 notes:	99-17 / 1.223%
	2023 notes:	99-00/ 1.527%
	2026 notes:	98-02 / 1.714%

Spread to Benchmark Treasury:	2019 notes:	+100 basis points
	2021 notes:	+120 basis points
	2023 notes:	+135 basis points
	2026 notes:	+150 basis points

Interest Payment Dates:	2019 notes:	Semi-annually on 23rd March and 23rd September of each year, beginning 23rd March, 2017

	2021 notes:	Semi-annually on 23rd March and 23rd September of each year, beginning 23rd March, 2017

	2023 notes:	Semi-annually on 23rd March and 23rd September of each year, beginning 23rd March, 2017

	2026 notes:	Semi-annually on 23rd March and 23rd September of each year, beginning 23rd March, 2017

Optional Redemption – Make-Whole Call:	2019 notes:	T+15 basis points at any time
	2021 notes:	T+20 basis points prior to 23rd August, 2021
	2023 notes:	T+25 basis points prior to 23rd July, 2023
	2026 notes:	T+25 basis points prior to 23rd June, 2026

Optional Redemption – Par Call:	2021 notes:	On or after 23rd August, 2021 (one month prior to the maturity date for the 2021 notes)

	2023 notes:	On or after 23rd July, 2023 (two months prior to the maturity date for the 2023 notes)

	2026 notes:	On or after 23rd June, 2026 (three months prior to the maturity date for the 2026 notes)

Trade Date:	19th September, 2016

Settlement Date:	23rd September, 2016 (T+4)

We expect that delivery of the notes will be made against payment therefore on or about 23rd September, 2016, which will be the fourth business day following the date of pricing of the notes (such settlement being referred to as “T+4”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date hereof will be required, by virtue of the fact that the notes initially will settle in T+4, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date hereof should consult their own advisors.

CUSIP/ISIN:	2019 notes:	82481L AA7 / US82481LAA70
	2021 notes:	82481L AB5 / US82481LAB53
	2023 notes:	82481L AC3 / US82481LAC37
	2026 notes:	82481L AD1 / US82481LAD10

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	Barclays Capital Inc. Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC

Bookrunners:

Bank of China Limited London Branch

Citigroup Global Markets Inc.

Commerz Markets LLC

Credit Suisse Securities (USA) LLC

Deutsche Bank Securities Inc.

DNB Markets, Inc.

Lloyds Securities Inc.

Mizuho Securities USA Inc.

MUFG Securities Americas Inc.

RBC Capital Markets, LLC

RBS Securities Inc.

Santander Investment Securities Inc.

SMBC Nikko Securities America, Inc.

Co-Managers:	J.P. Morgan Securities LLC HSBC Securities (USA) Inc. Goldman, Sachs & Co. Wells Fargo Securities, LLC Scotia Capital (USA) Inc. Mediobanca – Banca di Credito Finanziario S.p.A.

*A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the Notes Offering will arrange to send you the prospectus and related prospectus supplement if you request it by contacting Barclays Capital Inc. toll free at 1-800-603-5847; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; or Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

ANNEX A

Significant Subsidiaries

Baxalta GmbH

Baxalta Incorporated

Baxalta Innovations GmbH

Baxalta US Inc.

Dyax Corp.

Shire US Inc

Shire Pharmaceuticals LLC

Shire ViroPharma Incorporated

Shire Human Genetic Therapies, Inc.

Shire Orphan and Rare Diseases GmbH

Shire-NPS Pharmaceuticals, Inc.